UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

NATIONWIDE UTILITIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25579	87-0571853
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200 – 12929 Gulf Freeway, Houston, Texas	77034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-538-1484

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company filed suit against the previous Chairman and CEO, Kenneth Koepe along with Co-Plaintiffs, GT Venture Management, AG and Sacha H. Spindler in Cause Number NO. 2010-11387, GT Venture Management, AG, Sacha Spindler and Nationwide Utilities Corporation fka Pluris Energy Group Inc. v. Kenneth Koepke, in the 113th Judicial District, Harris County, Texas. The suit was filed by the Company in compliance with the provisions set forth under the Sarbanes Oxley Act 2002, Rules SOX 302 and 303.

On May 4, 2010, the parties to the suit entered into an Agreed TRO, whereby the Company agreed to allow the Court to hold 51,875,000 of Treasury Stock issued in the Company’s name. The Agreed TRO was for fourteen (14) days. On May 18, 2010, the Appellate Court stayed this matter until it ruled upon a pending writ of mandamus regarding the disqualification of the Co-Plaintiff’s attorney, Zimmerman Axelrad Meyer Stern & Wise. After the stay, the trial court required that the Shares be delivered to its attention, at which time the Company made a request for bond, which was denied.

Item 8.01 Other Events.

On May 21, 2010, Jason B Miller resigned as the Company’s Chief Operating Officer citing personal reasons for his departure. However, Mr. Miller will remain as a director on the Company’s Board of Directors to continue to assist in the development of the Company’s business interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010	NATIONWIDE UTILITIES CORP.

	By:	/s/ Brant Wallace
W. Brant Wallace Chairman, CEO and Director

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